Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Group Inc. ♦ 200 Ashford Center North, Suite 425 ♦ Atlanta, GA 30338

FOR IMMEDIATE RELEASE

Williams Reports Third Quarter Financial Results

Guidance Adjusted for 2022; Backlog Grows Over $100 Million; Litigation Complete

ATLANTA, GA, November 14, 2022 – Williams Industrial Services Group Inc. (NYSE American: WLMS) (“Williams” or the “Company”), an energy and industrial infrastructure services company, today reported financial results for the fiscal third quarter ended September 30, 2022.

Recent Highlights

●	Williams posted revenue of $56.7 million in the third quarter of 2022 compared with $73.4 million in the prior-year period
●	In the third quarter of 2022 Williams reached two legal settlements that, in aggregate, resulted in net cash receipts of $10.8 million, recorded as “other income” in the Company’s statement of operations and used a portion of the cash to pay down approximately $8.1 million of its term-loan
●	Williams reported net income from continuing operations of $3.6 million, or $0.14 per diluted share, in the third quarter of 2022 compared with net income from continuing operations of $0.8 million, or $0.03 per diluted share, in the third quarter of 2021
●	Adjusted EBITDA[1] was $6.2 million for the third quarter of 2022 compared with $3.8 million in the prior-year period
●	Williams secured a multi-year extension of existing business providing maintenance and modification services at various sites owned and operated by a large southern-based utility during the quarter. The work, through a longstanding joint venture, is estimated to be worth approximately $120 million of revenue over the next four years
●	In addition, Eversource Energy (NYSE: ES) expanded its previously-announced Master Service Agreement with the Company, covering additional geographic areas over a three-year period, with a two-year optional extension
●	As of September 30, 2022, the Company’s backlog was $352.7 million compared to $234.3 million as of June 30, 2022; approximately $168.2 million of the current backlog is expected to be converted to revenue over the next twelve months
●	The Company has updated its 2022 guidance to reflect lower than anticipated revenue and further margin compression on certain projects this year

1See NOTE 1 — Non-GAAP Financial Measures in the attached tables for important disclosures regarding Williams’ use of Adjusted EBITDA, as well as a reconciliation of income (loss) from continuing operations to Adjusted EBITDA.

Williams Industrial Services Group

November 14, 2022

“Williams’ guidance is being adjusted to reflect near-term challenges,” said Tracy Pagliara, President and CEO of Williams. “During 2022 we have not converted as much of our pipeline to revenue as anticipated, particularly with respect to our nuclear end market. Furthermore, after ongoing project reviews, we identified additional losses in our Florida water business which significantly impacted our overall gross margin.

“At the same time, we are pleased by other recent events that have a positive impact on our outlook. Settling two ongoing litigation issues brought in net cash receipts of $10.8 million that was used to pay down debt. We were also awarded a multi-year Master Service Agreement with Eversource Energy that covers Connecticut and certain surrounding areas, where we provide installation, maintenance, repair and other services associated with natural gas distribution. In addition, Williams recently secured a multi-year extension of maintenance and modification service work at various sites owned and operated by a large southern-based utility. This business is estimated to be worth approximately $120 million of revenue over the next four years and accounted for a large portion of our backlog increase this quarter.”

Third Quarter 2022 Financial Results Compared to Third Quarter 2021

Revenue in the third quarter was $56.7 million compared with $73.4 million in the third quarter of 2021, largely reflecting reduced decommissioning and nuclear business. Gross profit was $0.7 million, or 1.3% of revenue, compared with $6.8 million, or 9.2% of revenue, in the prior-year period, with the lower margin primarily due to the impact of certain loss contracts in Florida, as previously announced, and start-up costs tied to the Company’s further expansion into the energy delivery market. Excluding the aforementioned business start-up expenses and negative impact from the Company’s Florida water projects, adjusted gross margin would have been 9.7% of revenue.

Operating expenses were $7.0 million in the 2022 third quarter compared with $4.6 million in the prior-year period. The $2.4 million increase was largely driven by professional fees primarily associated with the legal actions settled during the quarter, as well as the reversal of incentive compensation in 2021. The Company reported an operating loss of $6.3 million during the third quarter of 2022 versus operating profit of $2.2 million in the same period of 2021. Interest expense was $1.5 million in the third quarter of 2022 versus $1.2 million in 2021.The Company reported net income from continuing operations of $3.6 million, or $0.14 per diluted share, in the third quarter of 2022 compared with net income from continuing operations of $0.8 million, or $0.03 per diluted share, in the third quarter of 2021. In 2022 Williams achieved two legal settlements that, in aggregate, resulted in net cash receipts of $10.8 million, recorded as “other income” in the Company’s statement of operations.

Liquidity and Balance Sheet

The Company’s total liquidity (the sum of unrestricted cash and availability under the Company’s revolving credit facility) was $7.3 million as of September 30, 2022 versus $27.7 million at the beginning of 2022. As of September 30, 2022, the Company had $1.0 million of unrestricted cash and cash equivalents, $0.5 million of restricted cash, and $37.4 million of bank debt compared with $2.5 million of unrestricted cash and cash equivalents, $0.5 million of restricted cash, and $32.1 million of bank debt as of December 31, 2021.

The Company had negative cash flows from operations during the nine months ended September 30, 2022. These negative cash flows were primarily a consequence of the following factors:

●	Significant losses incurred on a number of fixed price contracts in the Company’s Florida water business, which have been the subject of prior disclosures;
●	Start-up costs related to the Company’s entry into the transmission and distribution market, which have utilized cash resources and, while ultimately anticipated to benefit the Company’s business, have negatively impacted liquidity;
●	Failure to convert pipeline opportunities into revenue, which has had the effect of delaying the Company’s receipt of cash from such opportunities; and
●	Delays in collecting cash receipts from customers.

To address negative cash flows in the Company’s business, Williams has developed a liquidity plan to reduce operating expenses and eliminate unprofitable projects. The Company will continue to refine its liquidity plan as circumstances dictate. For further information, please see the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022.

Williams Industrial Services Group

November 14, 2022

Backlog

Total backlog as of September 30, 2022 was $352.7 million compared with $234.3 million on June 30, 2022. During the third quarter of 2022 the Company recognized revenue of $56.7 million, booked new awards of $159.0 million, and saw net adjustments and cancellations of $16.1 million.

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Backlog - beginning of period	$234,303	$631,693
New awards	158,960	214,480
Adjustments and cancellations, net	16,145	(311,147)
Revenue recognized	(56,685)	(182,303)
Backlog - end of period	$352,723	$352,723

Williams estimates that approximately $168.2 million of its current backlog will be converted to revenue within the next twelve months compared with $144.6 million of backlog as of June 30, 2022 that the Company anticipated would be converted to revenue over the succeeding twelve-month period.

Outlook

The Company adjusted guidance for the current fiscal year from that previously provided on August 4, 2022, as follows:

2022 Guidance
Revenue:	$245 to $255 million (previously, $275 to $295 million)
Gross margin:	5.50% to 5.75% (previously, 9.0% to 9.5%)
SG&A:	10.5% to 11.0% of revenue (previously, 8.25% to 8.75% of revenue)
Adjusted EBITDA*:	$2.5 to $3.5 million (previously, $5.0 to $7.5 million)

*See Note 1 — Non-GAAP Financial Measures for information regarding the use of Adjusted EBITDA and forward-looking non-GAAP financial measures.

Webcast and Teleconference

The Company will host a conference call, November 15, 2022, at 10:00 a.m. Eastern time. A webcast of the call and an accompanying slide presentation will be available at www.wisgrp.com. To access the conference call by telephone, listeners should dial 201-493-6780.

An audio replay of the call will be available later that day by dialing 412-317-6671 and entering conference ID number 13734113; alternatively, a webcast replay can be found at http://ir.wisgrp.com/, where a transcript will be posted once available.

About Williams

Williams Industrial Services Group has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company is a leading provider of infrastructure related services to blue-chip customers in energy and industrial end markets, including a broad range of construction maintenance, modification, and support services. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information about Williams can be found on its website: www.wisgrp.com.

Williams Industrial Services Group

November 14, 2022

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to perform in accordance with guidance, to contain margin reductions within the Florida business, build and diversify its backlog and convert backlog to revenue, realize opportunities, including receiving contract awards on outstanding bids and successfully pursuing future opportunities, successfully perform and realize revenue as a result of the multi-year extension of existing business and the expansion of the Eversource Energy Master Service Agreement, achieve higher growth and increased margins in 2023 and beyond and successfully achieve its growth, strategic and business development initiatives, including decreasing the Company’s outstanding indebtedness, future demand for the Company’s services, and expectations regarding future revenues, cash flow, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including implementation of the Company’s liquidity plan and its ability to continue as a going concern, the Company’s level of indebtedness and ability to make payments on, and satisfy the financial and other covenants contained in, its amended debt facilities, as well as its ability to engage in certain transactions and activities due to limitations and covenants contained in such facilities; its ability to generate sufficient cash resources to continue funding operations, including investments in working capital required to support growth-related commitments that it makes to customers, and the possibility that it may be unable to obtain any additional funding as needed or incur losses from operations in the future; exposure to market risks from changes in interest rates; the Company’s ability to obtain adequate surety bonding and letters of credit; the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s ability to attract and retain qualified personnel, skilled workers, and key officers; failure to successfully implement or realize its business strategies, plans and objectives of management, and liquidity, operating and growth initiatives and opportunities, including any expansion into new markets and its ability to identify potential candidates for, and consummate, acquisition, disposition, or investment transactions; the loss of one or more of its significant customers; its competitive position; market outlook and trends in the Company’s industry, including the possibility of reduced investment in, or increased regulation of, nuclear power plants, declines in public infrastructure construction, and reductions in government funding; costs exceeding estimates the Company uses to set fixed-price contracts; harm to the Company’s reputation or profitability due to, among other things, internal operational issues, poor subcontractor performances or subcontractor insolvency; potential insolvency or financial distress of third parties, including customers and suppliers; the Company’s contract backlog and related amounts to be recognized as revenue; its ability to maintain its safety record, the risks of potential liability and adequacy of insurance; adverse changes in the Company’s relationships with suppliers, vendors, and subcontractors, including increases in cost, disruption of supply or shortage of labor, freight, equipment or supplies, including as a result of the COVID-19 pandemic; compliance with environmental, health, safety and other related laws and regulations, including those related to climate change; limitations or modifications to indemnification regulations of the U.S.; the Company’s expected financial condition, future cash flows, results of operations and future capital and other expenditures; the impact of unstable market and economic conditions on our business, financial condition and stock price, including inflationary cost pressures, supply chain disruptions and constraints, labor shortages, the effects of the Ukraine-Russia conflict and ongoing impact of COVID-19, and a possible recession; our ability to meet publicly announced guidance or other expectations about our business, key metrics and future operating results; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and cash flows, including global supply chain disruptions and the potential for additional COVID-19 cases to occur at the Company’s active or future job sites, which potentially could impact cost and labor availability; information technology vulnerabilities and cyberattacks on the Company’s networks; the Company’s failure to comply with applicable laws and regulations, including, but not limited to, those relating to privacy and anti-bribery; the Company’s ability to successfully implement its new enterprise resource planning (ERP) system; the Company’s participation in multiemployer pension plans; the impact of any disruptions resulting from the expiration of collective bargaining agreements; the impact of natural disasters, which may worsen or increase due to the effects of climate change, and other severe catastrophic events (such as the ongoing COVID-19 pandemic); the impact of corporate citizenship and environmental, social and governance matters; the impact of changes in tax regulations and laws, including future income tax payments and utilization of net operating loss and foreign tax credit carryforwards; volatility of the market price for the Company’s common stock; the Company’s ability to maintain its stock exchange listing; the effects of anti-takeover provisions in the Company’s organizational documents and Delaware law; the impact of future offerings or sales of the Company’s common stock on the market price of such stock; expected outcomes of legal or regulatory proceedings and their anticipated effects on the Company’s results of operations; and any other statements regarding future growth, future cash needs, future operations, business plans and future financial results.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of the Annual Report on Form 10-K for its 2021 fiscal year and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Contact:

Chris Witty

Darrow Associates

646-345-0998

cwitty@darrowir.com

Financial Tables Follow

Williams Industrial Services Group

November 14, 2022

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except share and per share amounts)	2022	2021	2022	2021
Revenue	$56,685	$73,351	$182,303	$225,773
Cost of revenue	55,936	66,590	173,564	203,561

Gross profit	749	6,761	8,739	22,212
Gross margin	1.3%	9.2%	4.8%	9.8%

Selling and marketing expenses	322	267	1,054	709
General and administrative expenses	6,657	4,248	19,022	16,931
Depreciation and amortization expense	61	50	173	137
Total operating expenses	7,040	4,565	20,249	17,777

Operating income (loss)	(6,291)	2,196	(11,510)	4,435
Operating margin	(11.1)%	3.0%	(6.3)%	2.0%

Interest expense, net	1,485	1,227	3,965	3,733
Other (income) expense, net	(11,114)	181	(11,533)	(1,411)
Total other (income) expense, net	(9,629)	1,408	(7,568)	2,322

Income (loss) from continuing operations before income tax	3,338	788	(3,942)	2,113
Income tax expense (benefit)	(272)	(6)	(214)	256
Income (loss) from continuing operations	3,610	794	(3,728)	1,857

Income (loss) from discontinued operations before income tax	(45)	(34)	(92)	130
Income tax expense (benefit)	(3)	22	(626)	59
Income (loss) from discontinued operations	(42)	(56)	534	71

Net income (loss)	$3,568	$738	$(3,194)	$1,928

Basic income (loss) per common share
Income (loss) from continuing operations	$0.14	$0.03	$(0.14)	$0.07
Income (loss) from discontinued operations	(0.00)	(0.00)	0.02	0.00
Basic income (loss) per common share	$0.14	$0.03	$(0.12)	$0.07

Diluted income (loss) per common share
Income (loss) from continuing operations	$0.14	$0.03	$(0.14)	$0.07
Income (loss) from discontinued operations	(0.01)	(0.00)	0.02	0.00
Diluted income (loss) per common share	$0.13	$0.03	$(0.12)	$0.07

Weighted average common shares outstanding (basic)	26,102,308	25,699,545	26,009,465	25,306,130
Weighted average common shares outstanding (diluted)	26,437,681	26,506,575	26,009,465	26,097,700

Williams Industrial Services Group

November 14, 2022

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

REVENUE BRIDGE ANALYSIS*

Third Quarter 2022 Revenue Bridge

(in millions)	$ Change
Third quarter 2021 revenue	$73.4
Decommissioning	(13.5)
Canada Nuclear	(9.0)
U.S. Nuclear	(4.0)
Energy Delivery	4.1
Chemical	2.1
Water	2.1
Other	1.5
Total change	(16.7)
Third quarter 2022 revenue*	$56.7

*Numbers may not sum due to rounding

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

GROSS MARGIN RECONCILIATION

NON-GAAP FINANCIAL MEASURE (UNAUDITED)

The following table reconciles adjusted gross margin to actual gross margin by deducting the energy transmission and distribution projects that are incurring start-up costs and lump sum projects in the water markets that are generating a loss. The Company believes this information is meaningful as it isolates the impact that the start-up costs and the non-profitable lump sum projects have on gross margin. Because adjusted gross margin is not calculated in accordance with GAAP, it may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as substitute for, or superior to, financial measures prepared in accordance with GAAP.

(in thousands)	Three Months Ended September 30, 2022	Nine Months Ended June 30, 2022
Revenue	$56,685	$182,303
Cost of revenue	55,936	173,564

Gross profit	749	8,739
Gross margin	1.3%	4.8%

Minus: revenue from transmission and distribution start-up business	(2,900)	(5,440)
Minus: revenue from Florida lump sum water projects	(3,322)	(16,995)
Minus: total revenue deducted	(6,222)	(22,435)

Minus: cost of revenue from transmission and distribution start-up business	(3,622)	(8,947)
Minus: cost of revenue from the Florida lump sum water projects	(6,759)	(22,178)
Minus: total cost of revenue deducted	(10,381)	(31,125)

Adjusted revenue	50,463	159,868
Adjusted cost of revenue	45,555	142,439
Adjusted gross profit	$4,908	$17,429
Adjusted gross profit margin	9.7%	10.9%

Williams Industrial Services Group

November 14, 2022

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
($ in thousands, except per share amounts)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,013	$2,482
Restricted cash	468	468
Accounts receivable, net of allowance of $318 and $427, respectively	37,339	35,204
Contract assets	10,076	12,683
Other current assets	10,675	11,049
Total current assets	59,571	61,886

Property, plant and equipment, net	1,016	653
Goodwill	35,400	35,400
Intangible assets, net	12,500	12,500
Other long-term assets	7,732	5,712
Total assets	$116,219	$116,151

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$11,732	$12,168
Accrued compensation and benefits	14,312	12,388
Contract liabilities	3,440	3,412
Short-term borrowings	14,525	676
Current portion of long-term debt	1,050	1,050
Other current liabilities	4,630	11,017
Current liabilities of discontinued operations	106	316
Total current liabilities	49,795	41,027
Long-term debt, net	21,809	30,328
Deferred tax liabilities	2,263	2,442
Other long-term liabilities	4,440	1,647
Long-term liabilities of discontinued operations	3,513	4,250
Total liabilities	81,820	79,694
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 170,000,000 shares authorized and 26,865,064 and 26,408,789 shares issued, respectively, and 26,422,761 and 25,939,621 shares outstanding, respectively	264	261
Paid-in capital	93,705	92,227
Accumulated other comprehensive loss	(440)	(95)
Accumulated deficit	(59,124)	(55,930)
Treasury stock, at par (442,303 and 469,168 common shares, respectively)	(6)	(6)
Total stockholders’ equity	34,399	36,457
Total liabilities and stockholders’ equity	$116,219	$116,151

Williams Industrial Services Group

November 14, 2022

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2022	2021
Operating activities:
Net income (loss)	$(3,194)	$1,928
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Net income from discontinued operations	(534)	(71)
Deferred income tax benefit	(178)	(304)
Depreciation and amortization on plant, property, and equipment	173	137
Amortization of deferred financing costs	636	623
Amortization of debt discount	150	150
Bad debt expense	(26)	(123)
Stock-based compensation	1,120	2,579
Changes in operating assets and liabilities:
Accounts receivable	(2,551)	(11,896)
Contract assets	2,547	(4,824)
Other current assets	2	(5,113)
Other assets	(2,202)	(214)
Accounts payable	(331)	2,121
Accrued and other liabilities	(692)	6,628
Contract liabilities	29	(39)
Net cash used in operating activities, continuing operations	(5,051)	(8,418)
Net cash used in operating activities, discontinued operations	(413)	(348)
Net cash used in operating activities	(5,464)	(8,766)
Investing activities:
Purchase of property, plant and equipment	(536)	(537)
Net cash used in investing activities	(536)	(537)
Financing activities:
Repurchase of stock-based awards for payment of statutory taxes due on stock-based compensation	(159)	(501)
Debt issuance costs	(175)	—
Proceeds from short-term borrowings	211,875	208,421
Repayments of short-term borrowings	(198,026)	(204,101)
Repayments of long-term debt	(8,844)	(788)
Net cash provided by financing activities	4,671	3,031
Effect of exchange rate change on cash, continuing operations	(140)	112
Net change in cash, cash equivalents and restricted cash	(1,469)	(6,160)
Cash, cash equivalents and restricted cash, beginning of period	2,950	9,184
Cash, cash equivalents and restricted cash, end of period	$1,481	$3,024

Supplemental Disclosures:
Cash paid for interest	$2,778	$2,781
Cash paid for income taxes, net of refunds	$—	$1,841

Williams Industrial Services Group

November 14, 2022

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE (UNAUDITED)

This press release contains financial measures not derived in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation to the most comparable GAAP measure is provided below.

ADJUSTED EBITDA - CONTINUING OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Income (loss) from continuing operations	$3,610	$794	$(3,728)	$1,857
Add back:
Interest expense, net	1,485	1,227	3,965	3,733
Income tax expense (benefit)	(272)	(6)	(214)	256
Depreciation and amortization expense	61	50	173	137
Stock-based compensation	543	1,119	1,120	2,579
Severance costs	95	165	138	165
Other professional fees	683	—	1,657	—
Franchise taxes	64	62	193	184
Foreign currency gain	(22)	(46)	(145)	(150)
ROU Asset Impairment	—	423	—	423
Adjusted EBITDA - continuing operations	$6,247	$3,788	$3,159	$9,184

NOTE 1 — Non-GAAP Financial Measures

Adjusted EBITDA-Continuing Operations

Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the U.S. Securities and Exchange Commission. Adjusted EBITDA is the sum of the Company’s income (loss) from continuing operations before interest expense, net, and income tax (benefit) expense and unusual gains or charges. It also excludes non-cash charges such as depreciation and amortization and stock-based compensation. The Company’s management believes adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes and certain non-cash expenses and unusual gains or charges (such as stock-based compensation, severance costs, other professional fees, and foreign currency (gain) loss) which are not always commensurate with the reporting period in which such items are included. Williams’ credit facilities also contain ratios based on EBITDA. Adjusted EBITDA should not be considered an alternative to net income or income from continuing operations or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP, and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Note Regarding Forward-Looking Non-GAAP Financial Measures

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.